                                                                     Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

  The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.

                                             State or Country of
      Name of Subsidiary                         Incorporation
      ------------------                      ------------------

     Apogee Enterprises International, Inc.    Barbados
     Prism Assurance, Ltd.                     Vermont
     Harmon, Inc.                              Minnesota
     Harmon Contract, Inc.                     Minnesota
     Harmon Contract Asia, Ltd. (1)            Minnesota
     Harmon Contract Asia Sdn Bhd (2)          Malaysia
     Harmon Contract U.K., Limited (3)         United Kingdom
     Harmon Europe (4) (7)                     France
     Viracon, Inc.                             Minnesota
     Viratec Thin Films, Inc. (5)              Minnesota
     Viracon Georgia, Inc. (5)                 Minnesota
     Viracon/Curvlite, Inc.                    Minnesota
     Tru Vue, Inc.                             Illinois
     Harmon Glass Company                      Minnesota
     Apogee Sales Corporation (6)              South Dakota
     Apogee Harmon, Inc. (7)                   Minnesota
     Apogee Wausau Group, Inc.                 Wisconsin
     Harmon CFEM Facades (UK) Ltd. (7) (8)     United Kingdom
     Harmon/CFEM Facades S.A. (7) (9)          France
     Harmon Facalu S.A. (7) (9)                France
     Harmon Sitraco S.A. (7) (9)               France
     Harmon Voisin S.A. (7) (9)                France
     VIS'N Service Corporation (7) (10)        Minnesota
     Balangier Designs, Inc. (11)              New Jersey

(1)  Owned by Harmon Contract, Inc.
(2)  Owned by Harmon Contract Asia, Ltd.
(3)  99.99% owned by Harmon Contract, Inc. and .01% by Apogee Enterprises, Inc.
(4)  100% owned by various Apogee entities
(5)  Owned by Viracon, Inc.
(6)  Owned by Harmon Glass Company
(7)  Inactive
(8)  99.99% owned by Harmon Europe S.A. and .01% by Apogee Enterprises, Inc.
(9)  Owned by Harmon Europe S.A.
(10) 99.6% owned by Harmon Glass Company
(11) Owned by Tru Vue, Inc.